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                             SECURED PROMISSORY NOTE

                      Date of Note: As of February 8, 2000

Principal Sum:    $7,400,000
Maturity Date:    March 1, 2003

                  FOR VALUE RECEIVED, RD ABESCON ASSOCIATES, L.P., a Delaware limited partnership ("Maker"), does hereby covenant and promise to pay to the order of FLEET BANK, NATIONAL ASSOCIATION, a national banking association ("Payee"), at 1133 Avenue of the Americas, New York, New York 10036, or at such other place as Payee may designate to Maker in writing from time to time, in lawful money of the United States of America and in immediately available funds, the lesser of the Principal Sum stated above and the Principal Sum from time to time outstanding hereunder and to pay interest on the Principal Sum from time to time outstanding hereunder in like money and funds as hereinafter provided.

                  1. Definitions. The following terms, as used in this Note, shall have the meanings indicated opposite them and terms capitalized herein and not otherwise defined herein but defined in the Mortgage shall have the meaning set forth in the Mortgage:

                  "Acadia" shall mean Acadia Realty Trust, a Maryland business trust.

                  "Accounting Principles" shall mean the accounting principles utilized in the preparation of the operating statements for the Mortgaged Premises heretofore delivered to Payee.

                  "Acme Lease" shall mean that certain Lease dated June 6, 1990 between Absecon Marketplace Associates, as landlord, and SuperFresh Food Markets, Inc., as tenant, as amended by amendments dated October 1, 1991, January 13, 1994 and July 27, 1999, and undated letter agreement relating to the disclosure of gross revenue from the sale of merchandise at the premises leased pursuant to the Acme Lease. Maker is the current landlord and American Store Properties; Inc. is the current tenant.

                  "Acme Operating Requirement" shall mean that the current tenant under the Acme Lease, operating under the trade name of Acme, is open for business and operating a supermarket in substantially all of the premises demised pursuant to the Acme Lease, except for periods when due to a casualty or condemnation (in respect of which Payee is pursuant to the Mortgage obligated to make the proceeds available for restoration) such premises are closed pending such tenant reopening following restoration.

                  "Additional Advance" shall have the meaning assigned to such term in PARAGRAPH 5 of this Note.


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                  "Applicable Rate" - either the Prime Rate plus the Applicable
Spread or theLIBOR Rate in effect at any given time pursuant to the terms hereof plus the Applicable Spread.

                  "Applicable Spread" shall have the meaning assigned to such term in PARAGRAPH 4(d).

                  "Appraised Value" - shall mean the appraised value of the Mortgaged Premises, as determined by an independent appraiser selected by Payee and reasonably acceptable to Maker. Payee may require that such an appraisal be performed at any time. Appraised Value shall be determined utilizing an appraisal method consistent with that used in determining the Appraised Value for Payee in connection with this Loan. Maker shall solely be responsible for the cost of only one appraisal per annum requested by Payee.

                  "Authorized Representative" - shall mean Perry Kamerman, Arnold Wachsberger, Robert Masters or any other person or persons designated by Maker, in a writing delivered to Payee, as an Authorized Representative.

                  "Business Day" - a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "Change in Control" shall mean and include any of the following:

                  (i) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted Acadia's trustees (together with any new trustees whose election by Acadia's trustees or whose nomination for election by Acadia's shareholders was approved by a vote of at least two-thirds of the trustees then still in office who either were trustees at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the trustees then in office;

                  (ii) any person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of more than 35%, on a fully diluted basis, of the economic or voting interest in Acadia's shares of beneficial interest (or other equity securities equivalent thereto);

                  (iii) the full time active employment of Ross Dworman, as chief executive officer of Acadia, and of Kenneth F. Bernstein, as President of Acadia, shall be voluntarily terminated by Acadia or shall otherwise cease, unless a successor acceptable to Payee shall have been appointed or elected and actually taken office within three months following any such termination or cessation, in which case the name of such successor shall be substituted for the name of the person he or she replaces for purposes of this clause (iii);

                  (iv) the shareholders of Acadia approve a merger or consolidation of Acadia with any other person, other than a merger or consolidation which would result in the voting securities of Acadia outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or exchanged for voting securities of the surviving

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or resulting entity) more than 75% of the combined voting power of the voting securities of Acadia or such surviving or resulting entity outstanding after such merger or consolidation;

                  (v) the shareholders of Acadia approve a plan of complete liquidation of Acadia or an agreement or agreements for the sale or disposition by Acadia of all or substantially all of Acadia's assets; and/or

                  (vi) any "change in control" or any similar term as defined in any of the indentures, credit agreements or other instruments governing any indebtedness of Acadia or any of its affiliates.

                  "Default" - shall mean any act or condition which with the giving of notice or the lapse of time, or both, could become an Event of Default.

                "Eckerd Lease" - shall mean, collectively, that certain Lease dated November 4, 1993, between Absecon Market Place Associates, as landlord, and Eckerd Corporation, as tenant, and that certain lease dated January 26, 2000 between Maker, as landlord, and Eckerd Corporation, as tenant.

                  "Event of Default" - shall have the meaning assigned to such term in PARAGRAPH 13 of this Note.

                  "Fixed Rate Acceptance Notice" - shall have the meaning assigned to such term in PARAGRAPH 4(b) hereof.

                  "Fixed Rate Notice" - Maker's telephonic notice immediately confirmed in writing, which writing may be delivered by telecopier, stating that Maker, subject to delivery by it of a Fixed Rate Acceptance Notice, elects to pay interest on the whole or a portion of the Principal Sum at the LIBOR Rate, as specified in such Notice, and specifying the applicable Interest Period for the LIBOR Advance and the Business Day on which such Interest Period is to begin.

                  "Full Force and Effect" - shall mean, as to any lease, that such lease shall be in full force and effect, there shall be no material default by the tenant thereunder or default by the landlord thereunder or other act or condition or circumstance giving or which may give, without the giving of any further notice, the tenant or the landlord the right to terminate any lease and, if requested by Payee and required by its lease, the tenant shall have delivered to Payee an estoppel certificate in form and substance reasonably satisfactory to Payee.

                  "Guarantor" - shall mean Acadia Realty Limited Partnership, a Delaware limited partnership and the sole member of Maker.

                  "Interest Period" - with respect to LEBOR Advances, a period of 30, 60, 90, 120 or 180 days (or such other periods as Payee may elect to make available); provided, however, that no such period shall extend beyond the Maturity Date. Any Interest Period which terminates on a non-Business Day shall be deemed, for purposes hereof, to terminate on the next succeeding Business Day.

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                  "LIBOR Advance" - an advance with respect to which the
Principal Sum bears interest at the LIBOR Rate plus the Applicable Spread.

                  "LIBOR Rate" - shall mean, for the applicable Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) determined by Payee (any such determination to be conclusive, absent manifest error) on the basis of the offered rates for deposits in U.S. dollars in an amount approximating the proposed LIBOR Advance and having a maturity equal to the proposed Interest Period appearing on the Telerate Screen page 3750 (or the successor page reference thereto) as of approximately 1 1:00 AM (London time) two Business Days before the date on which such Interest Period shall commence. If at least two such offered rates appear on the Telerate Screen page 3750 or associated pages, the rate in respect of such Interest Period will be the arithmetic mean (rounded up to the nearest 1/16) of such offered rates. If no such rate appears, the rate in respect of such Interest Period will be the rate specified as LIBOR on the Reuters Screen LIBO page as of such date for such Interest Period (in an amount equal to the portion of the Principal Sum with respect to which the LIBOR Rate is determined). If both the Telerate and Reuters systems are unavailable, then the rate for the applicable Interest Period will be determined on the basis of the offered rates for deposits in U.S. dollars in an amount approximating the proposed LIBOR Advance and having a maturity equal to the proposed Interest Period which are offered by four major banks in the London interbank market as of such date. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate in respect of such Interest Period will be the arithmetic mean (rounded up to the nearest 1/16) of such offered rates. If fewer than two quotations are provided as requested, the rate for the applicable Interest Period will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for such Interest Period offered by major banks in New York City as of such date. In the event that Payee is unable to obtain any such quotation as provided above, it will be deemed that the rate for the applicable Interest Period cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage (as hereafter defined) with respect to LIBOR deposits of Payee, then for any Interest Period during which such Reserve Percentage shall apply, the rate for such Interest Period shall from time to time be adjusted to be equal to the amount determined above divided by an amount equal to one (1) minus the Reserve Percentage such that the LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks for the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

                  "Liquid Net Worth" shall mean unencumbered "cash and short term investments at cost" and "investments in marketable securities" (which shall be marked to market) as shown by Acadia's financial statements (calculated in a manner consistent with Acadia's statements for the period ending September 30, 1999).

                  "Loan" - loans of up to the Principal Sum made and/or to be made to Maker by Payee and evidenced hereby.

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                  "Maturity Date" - shall mean the then applicable maturity date pursuant to PARAGRAPH 3 of this Note.

                  "Mortgage" - that certain Security Agreement and Assignment of Rents and Leases of even date herewith by Maker to Payee, as the same may be amended, modified, supplemented and otherwise in effect from time to time.

                  "Mortgaged Premises" - shall have the meaning assigned to such term in the Mortgage.

                  "Net Operating Income" - shall mean, with respect to the applicable Accounting Period or Spread Accounting Period, the aggregate rental and other receipts (unless excluded pursuant hereto) of the Mortgaged Premises (actual results with respect to the preceding six months and pro forma with respect to the following six-months) during such period less the aggregate amount of all operating expenses of the Mortgaged Premises during such period, in each case determined in accordance with the Accounting Principles. For purposes of the determination of Net Operating Income, operating expenses shall include, without limitation, all real estate taxes (but not in excess of the pro rata portion of such real estate taxes applicable to the Accounting Period or Spread Accounting Period covered by the statement), water and sewer charges, utility charges, insurance premiums (but not in excess of the amounts applicable to the Accounting Period or Spread Accounting Period covered by the statement), salaries and benefits of all employees engaged in the operation, maintenance or management of Mortgaged Premises, all costs of ordinary and necessary maintenance, cleaning and repair, costs of snow and rubbish removal and security services. Net Operating Income shall, however, (a) exclude from receipts all amounts paid to Maker for tenant alterations in connection with the leasing of space in the Project, all amounts payable to Maker under leases with Affiliates of Maker, as tenant, or with Maker, as tenant (unless Payee otherwise agrees) and, with respect to any lease providing for a reduction in the rentals payable under such lease at any time during the term thereof, base rentals in excess of the lowest base rentals payable under such lease (other than during any period of rent concessions made with respect to consecutive monthly periods commencing with the first month of the term of such lease), and (b) exclude from expenses payments of principal and interest of the Loan, capital expenditures, leasing commissions, and other expenses payable to Payee pursuant to this Note or any of the Security Documents. Net Operating Income shall be determined without regard to extraordinary items of income and of expense. Each lease, the rental or other income from which was included in the calculations of Net Operating Income, must in Full Force and Effect as of the date Net Operating Income is being determined.

                  "Net Worth" shall mean the net worth of Acadia as shown on its financial statements, and as subsequently determined in accordance with the accounting principles, consistently applied, used in Acadia's statements as of September 30, 1999.

                  "Note" - this Secured Promissory Note, as the same may be amended or otherwise modified from time to time.

                  "Person" shall mean and include any individual corporation, partnership unincorporated association, trust, governmental agency or authority or other entity.

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                  "Prime Rate" - means the rate which Payee publicly announces from time to time as its Prime Rate. The Prime Rate shall be adjusted from time to time when and, as the Prime Rate shall change. The Prime Rate is determined from time to time by Payee as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index, nor does it necessarily reflect the lowest rate of interest actually charged by Payee to any customer class or category of its customers. Payee may make commercial or other loans at rates of interest at, above or below the Prime Rate.

                  "Prime Rate Advance" - an advance with respect to which the Principal Sum or a portion thereof bears interest at the Prime Rate plus the Applicable Spread.

                  "Projected Debt-Service Expense" - shall mean the amount which, as at each Accounting Date or as at the end of each Spread Accounting Period, Maker would be projected to pay for principal and interest for the twelve months immediately following each Accounting Date or the end of such Spread Accounting Period on a principal amount equal to the greater of (x) the then outstanding Principal Sum of the Note and (y) the average outstanding Principal Sum over the sixty (60) day period immediately preceding the date upon which Projected Debt Service Expense is being calculated, assuming for this purpose (A) that the interest rate for such twelve month period shall be the greater of the ten-year treasury note rate in effect on the date Projected Debt Service Expense is being calculated plus two (2.0%) percent, 7.5% per annum and the weighted average interest rate payable on the Loans as of the date Projected Debt Service Expense is being determined, and (B) that the principal is payable in accordance with a twenty-five year self-liquidating mortgage-style amortization schedule using the interest rate determined pursuant to the preceding clause (A).

                  "Regulation D " - Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect, including any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

                  "Security Documents" - shall have the meaning assigned to such term in PARAGRAPH 16 of this Note.

                  "Spread Accounting Period" - shall mean the three month period ending March 31, 2000 and each three month period ending on each June 30, September 30, December 31 and March 31 thereafter.

                  2. Amortization and Interest; Facility Fee. (a) The Principal Sum of this Note shall be payable in accordance with the following provisions:
Commencing on the earlier of the first day of the month immediately following the month in which the Loan is fully advanced and February 1, 2001 and on the first day of each month thereafter, Maker will pay, on account of the Principal Sum, the amount which would be payable on a self-liquidating mortgage-style amortization schedule based on the Principal Sum then outstanding, a loan maturity of twenty-five (25) years and an interest rate of 8.0% per annum. Upon the making of each Additional Advance, the amortization schedule shall be recalculated such that immediately upon the making of each Additional Advance the monthly principal payments shall be recalculated based on the Principal Sum outstanding after the making of the Additional Advance, a loan


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maturity of twenty-five years less the number of months which have elapsed since the first amortization payment pursuant to this PARAGRAPH 2 and an interest rate of 8.0% per annum and such revised amortization schedule shall be applicable to the payment due on the first day of the month immediately following the making of the Additional Advance and each month thereafter, unless and until such schedule is revised in accordance herewith. The prepayment premium provided for in PARAGRAPH 10 hereof shall not be applicable to any such scheduled monthly payments. Any voluntary prepayments applied to principal shall be applied in the inverse order of maturity.

                        (b) Interest on the outstanding Principal Sum shall accrue from and including the date of the advance to but excluding the date of any repayment or prepayment thereof and shall be payable in arrears (i) on the first day of each calendar month, commencing March 1, 2000, (ii) on the date of any prepayment (on the amount prepaid), (iii) on the Maturity Date, and (iv) after maturity (whether by acceleration or otherwise) on demand. All interest calculations provided for herein shall be made on the basis of a 360-day year and the actual number of days elapsed.

                        (c) Maker authorizes Payee to record on SCHEDULE I annexed hereto the information with respect to any Loan and any payments and prepayments of the Principal Sum made by Maker and such notations shall be presumed to be correct and binding subject to rebuttal by Maker only by clear and convincing evidence; provided, however, that the Failure of Payee to make any such notation shall not limit or otherwise affect the obligation of Maker to repay the Principal Sum nor alter or impair any of the other obligations of Maker hereunder or under the Security Documents.

                        (d) Concurrently with the execution and delivery of this Note, Maker shall pay Payee a non-refundable facility fee of $55,500.

                  3. Maturity Date.

                        (a) The outstanding Principal Sum and all accrued and unpaid interest thereon shall be due and payable on March 1, 2003 (the "First Maturity Date").

                        (b) If, as of the date of the notice of Maker referred to in this PARAGRAPH 3 and the First Maturity Date, (w) the Acme Lease is in Full Force and Effect, the tenant under the Acme Lease then has a credit rating of BBB or better (as established by Standard & Poors, and no breach of the Acme Operating Requirement is then continuing, (x) no Event of Default is then continuing, (y) the Appraised Value of the Mortgaged Premises equals or exceeds one hundred and fifty-four percent (154%) of the aggregate of the then outstanding principal sum of this Note and amounts which may thereafter be advanced hereunder, and (z) the ratio of Net Operating Income to Projected Debt Service Coverage is 1.40:1 or greater (assuming for the purposes of this clause
(z) that the then Maturity Date was an Accounting Date (as such term is hereinafter defined), then Maker, by written notice to Payee not later than thirty (30) days prior to the First Maturity Date and not earlier than six (6) months prior to such date, shall have the option to extend the maturity of the Loan for one (1) year (the "First Extension Period") to March 1, 2004 (the "Second Maturity Date"). At the time Maker exercises the

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option to extend the term of this Note for the First Extension Period, it shall pay Payee a non-refundable fee of $18,500.00.

                        (c) If, as of the date of the notice of Maker referred to in this PARAGRAPH and the Second Maturity Date, (w) the Acme Lease is in Full Force and Effect (as hereinafter defined), the tenant under the Acme Lease then has a credit rating of BBB or better (as established by Standard & Poors), and no breach of the Acme Operating Requirement is then continuing, (x) no Event of Default is then continuing, (y) the Appraised Value of the Mortgaged Premises equals or exceeds one hundred and fifty four percent (154%) of the aggregate of the then outstanding principal sum of Note and amounts which may thereafter be advanced hereunder, and (z) the ratio of Net Operating Income to Projected Debt Service Coverage is 1.40:1 or greater (assuming for the purposes of this clause
(z) that the then Maturity Date was an Accounting Date (as such term is hereinafter defined), then the Maker, by written notice to Payee not later than thirty (30) days prior to the Second Maturity Date and not earlier than six (6) months prior to such date, shall have the option to extend the maturity of the Loan for one (1) year (the "Second Extension Period") to March 1, 2005 (the "Final Maturity Date"). At the time Maker exercises the option to extend the term of this Note for the Second Extension Period, it shall pay Payee a non-refundable fee of $18,500.00.

                  4. Selection of Rate.

                        (a) Except as provided in PARAGRAPHS 4(b), 4(d), 4(e) and 15, the outstanding Principal Sum shall bear interest at a rate per annum equal to the Prime Rate plus the Applicable Spread.

                        (b) Provided there is no Default and/or Event of Default under this Note, the Security Document(s) or any other document or instrument delivered as additional security for this Note, Maker may elect to pay interest on the entire or any portion of the outstanding Principal Sum (subject to the minimum amount limitations set forth herein and the requirements set forth below) at a rate per annum equal to the LEBOR Rate plus the Applicable Spread for the Interest Period elected by Maker from (and including) the first day of each Interest Period to (but not including) the last day of such Interest Period. Maker shall, subject to delivery by it of a Fixed Rate Acceptance Notice, elect that the entire or any portion of the outstanding Principal Sum be treated as a LIBOR Advance pursuant to a Fixed Rate Notice. Payee must receive such Fixed Rate Notice prior to I 1:00 A.M., New York City time, on a Business Day at least three (3) Business Days prior to:

                            (1) the last day of an Interest Period (in the case
of an outstanding LIBOR Advance); or

                            (2) any Business Day elected by Maker in its Fixed
Rate Notice (in the case of a conversion of a Prime Rate Advance to a LIBOR Advance) for the commencement of the applicable Interest Period.

If Maker fails to give a Fixed Rate Notice at least three (3) Business Days prior to the end of an Interest Period, then, on the last day of the Interest Period, the outstanding LIBOR Advance shall convert to a Prime Rate Advance. On the date specified in the Fixed Rate Notice as the date on

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which the applicable Interest Period is to begin, Payee shall notify Maker's
Authorized Representative by telephone (such notice to be promptly confirmed in writing) or by telex, which notice shall specify the date, the proposed LIBOR Rate and the period of time on such date during which such rate is to be available. If Payee falls to specify the period for which such quoted rate is available, then such rate shall be deemed to be available only for thirty minutes from the time Payee, orally or in writing, notifies Maker's Authorized Representative of such rate. If Maker then wishes to obtain such Loan at such LIBOR Rate, it shall promptly give notice to Payee to such effect (the "Fixed Rate Acceptance Notice "), which notice shall be irrevocable and may be by telephone, promptly confirmed in writing.

                        (c) Without in any way limiting Maker's obligation to confirm in writing any telephonic Fixed Rate Notice or Fixed Rate Acceptance Notice, Payee may, prior to receipt of written confirmation, act without liability on the basis of telephonic notice which it believes in good faith to be from Maker and, in any event, Payee may act without liability on the basis of telephonic or written notice which it believes in good faith to be from Maker.

                        (d) Subject to the provisions of PARAGRAPH 4(e), the Applicable Spread shall be equal to one hundred seventy-five basis points (1.75%), in the case of a LEBOR Advance, and fifty basis points (.50%), in the case of a Prime Rate Advance; provided, however, that during any period(s) from the date hereof through March 31, 2000 that the aggregate LIBOR Advances and Prime Rate Advances are in an amount equal to or less than $5,757,500.00, the Applicable Spread for such period(s) shall be equal to one hundred fifty basis points (1.50%), in the case of LIBOR Advances, and forty-five basis points (45%), in the case of Prime Rate Advances.

                        (e) (1) Within fifteen (15) days after the end of each Spread Accounting Period, commencing with the Spread Accounting Period ending March 31, 2000, Maker shall furnish to Payee detailed calculations of annualized Net Operating Income for the three month period then ended upon which recalculation of the Applicable Spread, in accordance with the provisions of this PARAGRAPH 4(e), is to be determined, certified by an officer of a manager of Maker as being, to the best of the knowledge of the officer making the certification, true and correct and as having been prepared under his supervision in accordance with the Accounting Principles consistently applied and with the definition of Net Operating Income and further certified by such officer that, to the best of his knowledge, he knows of no facts inconsistent with such calculations.

                            (2) Effective as of and during the Spread Accounting
Period which immediately succeeds the Spread Accounting Period most recently ended, if (x) the annualized Net Operating Income of the Mortgaged Premises for the Spread Accounting Period most recently ended shall be equal to or greater than 1.60 times the Projected Debt Service Expense for the immediately following twelve month period and (y) if the outstanding Principal Sum of the Loan plus the amount of the Loan then available shall not exceed fifty (50%) percent of the Appraised Value of the Mortgaged Premises, then the Applicable Spread (during the Spread Accounting Period which immediately succeeds the Spread Accounting Period most recently ended) shall be equal to one hundred fifty basis points (1.50%), in the case of LIBOR Advances, and forty-five basis 'points (45%), in the case of Prime Rate Advances.

                            (3) If Maker shall satisfy one but not both of the
conditions set forth in subparagraph (2) above or Maker shall fail to timely deliver the detailed calculations required by PARAGRAPH 4(e)(1), then the Applicable Spread shall remain as provided in PARAGRAPH 4(d).

                  5. Conditions to Additional Advances. Maker shall have the option, subject to the tem-is and conditions of this Note, of requesting from Payee additional advances (each, an "Additional Advance") on the Loan, with each Additional Advance to be in the minimum amount of $200,000 plus $50,000 increments, but in no event may the Principal Sum outstanding at any time exceed $7,400,000 less any payments of principal made pursuant to PARAGRAPH 2(a) of this Note. The obligation of Payee to make Additional Advances hereunder is subject to the satisfaction of each of the following conditions precedent:

                            (a) An Authorized Representative shall give Payee at
least five (5) Business Days prior written notice, specifying the date of the proposed borrowing. Any such notice, which is oral, shall promptly be confirmed in writing signed by an Authorized Representative and delivered to Payee. Payee may rely on any oral or written request for a Loan, which Payee believes to be genuine, and shall be fully protected in doing so without any requirement to make further inquiry.

                            (b) After giving effect to the Additional Advance,
there shall exist no Default and/or Event of Default, including, without limitation, no Default and/or Event of Default under PARAGRAPHS I (a)(1) or (2) of this Note and, for this purpose, compliance with such covenants shall, prior to the making of the proposed Additional Advance, be recalculated (using the most recently available Appraised Value and Net Operating Income) as if the Additional Advance has been made.

                            (c) All representations and warranties contained
herein, or otherwise made in writing in connection herewith or in any of the Security Documents, by or on behalf of Maker or any other Person to Payee, shall be true and correct, in all respects, with the same force and effect as if made on and as of the date of the Additional Advance.

                            (d) There shall be no then continuing violation of
the Acme Operating Requirement.

                            (e) If reasonably requested by Payee, Payee shall
have received an endorsement to its existing title insurance policy insuring the Mortgage to be a first lien, securing the Loan (including the Additional Advance), against the Mortgaged Premises, subject only to those matters which have been approved by Payee and its counsel.

                  6. Intentionally Deleted

                  7. Payment of Interest on and Number of LIBOR Advances. If a LEBOR Advance is outstanding, then in addition to the monthly payments of interest required under PARAGRAPH 2(b) hereof, all accrued and unpaid interest, if any, on such LIBOR Advance shall be due and payable on the last day of the Interest Period. In no event may there be more than three (3) Interest Periods

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in effect at any one time, and the entire Principal Sum outstanding need not bear interest at the same Applicable Rate.

                  8. Suspension of the LIBOR. If Payee determines that Payee's making or maintaining LEBOR Advances is unlawful for any reason, then Payee may suspend the availability of the LIBOR Rate and immediately convert any outstanding LIBOR Advance to a Prime Rate Advance. Payee shall immediately notify Maker of any such conversion and Maker shall pay to Payee, on demand, (i) all accrued and unpaid interest on the LIBOR Advance to the date of such conversion, plus (ii) such amounts as Payee shall require to compensate it for the costs of converting any such LIBOR Advance to a Prime Rate Advance. The certificate of Payee as to any amounts payable pursuant to this PARAGRAPH shall, absent manifest error, be final, conclusive and binding on Maker. No Fixed Rate Notices electing the LIBOR Rate shall be given by Maker thereafter until Payee determines that LIBOR Advances would be lawful.

                  9. Increases in Cost. In the event that at any time or from time to time any domestic or foreign requirement of law, regulation, order or decree or any change therein or in the interpretation or application thereof or compliance by Payee with any request or directive (whether or not having the force of law) from any governmental, fiscal, monetary or other authority (i) does or shall subject Payee to any tax, duty, charge or withholding on or from payments due from Maker (excluding taxation of the income of Payee); or (ii) does or shall impose, modify or hold applicable or change any reserve (including, without limitation, basic, supplemental, marginal, special or emergency reserves but not including reserve requirements already taken into account in calculating the LIBOR Rate), special deposit, compulsory deposit or similar requirement with respect to assets of, deposits with or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by Payee; or (iii) does or shall impose on Payee any other condition or change therein and the result of any of the foregoing is to increase the cost to Payee of making available to Maker, converting from or to, or maintaining LIBOR Advances, then, and in any such event, Payee shall notify Maker in writing of such occurrence setting forth in reasonable detail the basis for and amounts of such increased costs, and Maker shall pay to Payee, on demand, such amounts as will compensate Payee for such increased costs. The certificate of Payee as to any amounts payable pursuant to this PARAGRAPH shall, absent manifest error, be final, conclusive and binding on Maker.

                  10. Prepayment.

                            (a) On any Business Day during the term hereof that
the Applicable Rate is based upon the Prime Rate or on a date which is the last day of an Interest Period, upon not less than five (5) days written notice to Payee specifying the date on which prepayment is to be made, Maker shall have the privilege of prepaying, without payment of a premium or penalty, that portion of the unpaid balance of the Principal Sum, in whole or in part, as to which the Applicable Rate is based upon the Prime Rate or as to which an Interest Period is ending, which parts shall be in integral multiplies of $50,000 together with all accrued and unpaid interest on the Principal Sum so prepaid to the date of prepayment, and together also with accrued and unpaid interest or other sums or charges, if any, then due and owing hereunder or under the Security Document(s), provided that any such prepayment shall be in a minimum amount of not less than $200,000.

                            (b) (1) At any time during the ten-n hereof that the
Applicable Rate is based upon the LIBOR Rate upon not less than five (5) days prior written notice to Payee (which notice shall be irrevocable), Maker shall have the privilege of prepaying the unpaid balance of the Principal Sum, in whole or in part, which parts shall be in integral multiples of $50,000, prior to the last day of an Interest Period upon the required notice as aforesaid, provided that any such prepayment shall be in a minimum amount of not less than $200,000 and provided further that in addition to the payment of the whole or portion of the Principal Sum so to be prepaid, all accrued and unpaid interest thereon and all other sums due hereunder or under the Security Document(s), Maker shall pay Payee such amount or amounts as shall be sufficient (in the reasonable opinion of Payee) to compensate Payee for any loss, costs or expenses Payee incurs with respect to the termination of any LIBOR contract and/or Hedge Agreement (as such term is defined in the Mortgage) that Payee or its designee has entered into to borrow funds in order to fund the Loan plus a prepayment premium calculated in accordance with the following formula:

                                (a) - Upon prepayment, Payee shall determine
whether there is a fixed rate yield maintenance premium due by subtracting the Redemption Treasury Rate from the Fixed Funds Rate (as such terms are defined below). If the Redemption Treasury Rate is equal to or greater than the Fixed Funds Rate, no fixed rate yield maintenance premium will be due.

                                (b) However, if the Redemption Treasury Rate is
less than the Fixed Funds Rate, a fixed rate yield maintenance premium will be computed by Payee as follows:

                                  (F-R) x P x D
                                  -------------
                                       360

                                (c) Payee shall discount (at the Redemption
Treasury) the resulting number to the net present value thereof, i.e., as if such sum were received in equal monthly installments from the date of prepayment to the Maturity Date. To determine present value, the discount rate shall be calculated on the basis of a three hundred sixty-five--(365) day year.

                                (d) For purposes of computing the fixed rate
yield maintenance premium, the following definitions govern:

                           -- "F" or "Fixed Funds Rate" means the LIBOR Rate applicable to the Loan being repaid plus the Applicable Spread.

                           -- "R" or "Redemption Treasury Rate" means at the time of prepayment, the rate of interest per annum equal to the most recently published quotations of yields to maturity of U.S. Treasury obligations (bills on a discounted basis shall be converted to a bond equivalent), as published weekly by the Federal Reserve Board in the Federal Reserve Statistical release, trading closest to par value and with a maturity date comparable to the end of the applicable Interest Period.

                           -- "P" means the amount of the Loan being prepaid.

                           -- "D" means the number of days remaining until the
end of the applicable Interest Period.

                                (e) Any payment required of Maker of the
Principal Sum or any portion thereof after acceleration of the Maturity Date pursuant to any provisions hereof or of the Security Document(s) shall be deemed a voluntary prepayment for the purposes hereof, and if a LIBOR Advance is then outstanding, Maker shall be required, on demand, to pay the prepayment premium, if any, calculated as aforesaid.

                        (c) Any payments of the Principal Sum received by Payee pursuant to the terms of this PARAGRAPH 10 shall be applied in the following order of priority: (i) first, to any accrued interest which is due and unpaid as of the date of such payment; and (ii) second, to the outstanding Principal Sum in the inverse order of maturity.

                        (d) Notwithstanding anything in this Note to the contrary, the Loans hereunder are revolving loans. Therefore, Maker may, subject to the other provisions of this Note, borrow, repay and reborrow hereunder.

                  11. Special Covenants.

                        (a) Maker hereby covenants as follows:

                            (1) As of December 31, 2000 and as of each
subsequent December 31, the outstanding Principal Sum of the Loan plus the amount of the Loan then available shall not exceed sixty-five (65%) percent of the Appraised Value of the Mortgaged Premises; and

                            (2) as of June 30, 2000, and each subsequent
December 31 and June 30 (the "Accounting Date"), the Net Operating Income of the Mortgaged Premises for each Accounting Period shall equal or exceed 1.4 times the Projected Debt Service Expense for the immediately following twelve month period.

                        (b) Within ninety (90) days after the Accounting Date, Maker shall furnish to Payee detailed calculations of Net Operating Income and Projected Debt Service Expense for the current Accounting Period and upon which satisfaction of the provisions of PARAGRAPH 11 (a)(2) are to be determined, and certified as true and accurate, in a manner acceptable to Payee, by the chief financial officer of the Guarantor as having been prepared under his supervision in accordance with the Accounting Principles consistently applied and with the definitions of Net Operating Income and Projected Debt Service Expense and that he knows of no facts inconsistent with such calculations.

                        (c) "Accounting Period" - shall mean the twelve month period consisting of the six month period immediately preceding the Accounting Date and the six month period including and immediately succeeding the Accounting Date.

                  12. Leasing Standards. Maker covenants and agrees that no Space Lease (as such term is defined in the Mortgage) will be consummated without the prior written approval thereof by Payee, unless such Space Lease (i) is prepared and executed on a commercially reasonable lease form submitted to and approved, in writing, by Payee, with such approval not to be unreasonably withheld or delayed, and Payee's approval of immaterial changes to the form approved by Payee shall not be required; and (ii) (x) provides for terms and conditions, including as to rentals and other economic terms and the creditworthiness of the tenant, which are approved by Payee, with such approval not to be unreasonably withheld or delayed, or (y) is of less than 5,000 rentable square feet and is on commercially reasonable terms and conditions, including as to rentals and other economic terms and creditworthiness of the tenant. Notwithstanding the foregoing, if a Default and/or Event of Default shall be continuing, Maker will not enter into Space Leases without Maker's prior written approval thereof, which approval Payee may withhold in its sole discretion.

                  13. Distributions. During the continuance of an Event of Default, Maker shall be prohibited from making distributions to its members, and if no Events of Default exist Maker may make distributions to its members.

                  14. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (an "Event of Default") hereunder and under the Security Documents:

                      (a) failure of Maker (x) to pay, for a period of ten (10) days after the same becomes due (i) any installment of interest and/or principal under this Note, or (ii) any other payment required hereunder or under any of the other Security Documents or under any supplement, modification or extension hereof or thereof, or (y) to pay the final principal balance of this Note when due, whether upon the stated maturity date set forth therein, upon acceleration of such Principal Sum or otherwise, together with accrued and unpaid interest thereon; or

                      (b) if any of Maker's representations or warranties contained herein or in any of the Security Documents shall be untrue or incorrect in any respect at the time made, or if any such warranty or representation intended to be a continuing one shall become untrue or incorrect in any material respect and Maker shall fail to remedy such situation within thirty (30) days after notice from Payee (or immediately upon notice in case of emergency); or

                      (c) if Maker shall commence a voluntary case concerning itself under Title 1 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Maker and the petition is not controverted within thirty (30) days, or is not dismissed within ninety, (90) days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of Maker; or Maker commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Maker or there is commenced against Maker any such proceeding which remains undismissed for a period of ninety (90) days; or Maker is adjudicated insolvent or bankrupt; or any order of relief of other order approving any such case or proceeding is entered; or Maker suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of ninety (90) days; or Maker makes a general assignment for the benefit of creditors; or Maker shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or Maker shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or

                      (d) if any execution, warrant, attachment, garnishment or other similar processes shall be levied or filed against the Mortgaged Premises or any part thereof, or against Maker which involve claims aggregating more than $100,000 and such processes shall not be stayed, vacated or discharged, such as by bonding, within ninety (90) days after the same shall have been levied or filed; or

                      (e) except as otherwise provided in PARAGRAPH 14(i) below, if Maker shall fail to perform or observe, or cause to be perfon-ned or observed, any other term, obligation, covenant, condition or agreement contained in this Note or in any of the Security Documents, or in any assignment of leases and rents or in any other instrument executed concurrently herewith by Maker and/or Guarantor or supplemental hereto, pertaining to the debt evidenced by this Note or the security therefor, or under any supplement, modification or extension of any of the foregoing, on its part to be performed and such failure shall have continued for a period of thirty (30) days after notice thereof; provided, however, if such default shall not have been occasioned by any willful act of Maker, and if such default cannot with due diligence be cured within such thirty (30) days period, the time within which to cure the same shall be extended for such period as may be necessary to cure the same with due diligence if Maker commences within such thirty (30) days and proceeds diligently to cure the same; or

                      (f) (i) if Acadia ceases, directly or indirectly (x) to own at least fifty-five percent (55%) of the issued and outstanding equity interests in Maker or (y) to control (i.e., power to direct or cause the direction of the management and policies of a person, corporation, partnership or other entity) Guarantor or Maker or (ii) if there is a Change in Control; or

                      (g) if there should occur a default which is not cured within the applicable grace or cure period, if any, under any mortgage or deed of trust of all or part of the Mortgaged Premises (as such term is defined in the Mortgage), including a mortgage or deed of trust held by Payee, regardless of whether any such other mortgage or deed of trust is superior, subordinate, or collateral to the Mortgage; it being further agreed by Maker that an Event of Default shall constitute an "Event of Default" under any such other mortgage or deed of trust held by Payee; provided, however, that this provision shall not be construed as Payee's consent to any such mortgage or deed of trust; or

                      (h) if any "Event of Default" (as such term is defined in any Security Document) shall occur; or

                      (i) if Maker shall default in the performance of any covenant set forth in PARAGRAPH 11 (a)(1) or (2) of this Note and such default shall continue for forty-five (45) days after written notice thereof by Payee to Maker; provided, however, that Maker shall be allowed to cure such a default by, within such forty-five (45) day period, pledging additional collateral or making reductions in the outstanding Principal Sum of the Loan or fixing the interest rate pursuant and subject to all of the terms and conditions of this Note that, in such event, would bring the Appraised Value of the Mortgaged Premises and/or the Net Operating Income of the Mortgaged Premises into compliance with such covenants; any such collateral so pledged must be satisfactory, both as to type and character of the collateral and as to the pledgor, to Payee in its sole discretion and accompanied by such supporting documents, financial statements and opinions of counsel as Payee may require; or

                      (j) if, as of December 31, 1999 or June 30, 2000 or any subsequent June 30 or December 31, the Net Worth of Acadia shall be less than $50,000,000;

                      (k) if, as of December 31, 1999 or June 30, 2000 or any subsequent June 30 or December 31, the Liquid Net Worth of Acadia shall be less than $3,000,000; or

                      (1) if there shall be an acceleration upon default of any other loan made or held by Payee to a borrower controlled by Acadia, including, without limitation, that certain mortgage loan and letter of credit facility made by Fleet Bank, National Association to Acadia Town Line, LLC, secured by a portion of the Town Line Shopping Center, 80 Town Line Road, Rocky Hill, Connecticut.

                  15. Involuntary Rate. Overdue principal and, to the extent permitted by law, overdue interest and all other overdue amounts owing hereunder, whether at maturity, upon acceleration or otherwise, shall bear interest for each day that such amounts are overdue (whether or not any required notice of default shall have been given) at a rate per annum equal to five percent (5%) per annum in excess of the Prime Rate in effect from time to time; provided, however, that no overdue principal shall bear interest at a rate per annum less than five percent (5%) in excess of the rate of interest applicable thereto immediately prior to maturity (such rate, the "Involuntary Rate"). Interest shall continue to accrue at the Involuntary Rate upon maturity of this Note, whether by expiration of its term, acceleration or otherwise, until this
Note is paid in full, including the period following entry of any judgment on or relating to this Note or the Security Documents. Interest on any such judgment shall accrue and be payable at the Involuntary Rate, and not at the statutory rate of interest, after judgment, any execution thereon, and until actual receipt by Payee of payment in full of this Note and said judgment. Interest at the Involuntary Rate shall be collectible as part of any judgment hereunder and shall be secured by the Mortgage and the other Security Documents. Payee's fight to receive interest at the Involuntary Rate shall be in addition to all other rights and remedies provided herein or by law for the benefit of the holder hereof upon a default; and the acceptance of the same by the holder hereof shall not restrict such holder in any respect in the exercise of any other or further right or remedy, nor shall the same be deemed to be, as to the holder hereof, a waiver or release of Maker from any of its obligations herein contained or constitute an extension of the time for payments due hereunder.

                  16. Security. This Note is secured by the Mortgage and all documents, agreements, hazardous substance indemnities or guaranties made by Maker and/or Guarantor and now or hereafter delivered in connection with or securing this Note, including the Mortgage, that certain Loan Guaranty of even date herewith made by Guarantor to and in favor of Payee and that certain Hazardous Substance Indemnity of even date herewith made by Guarantor and Maker to and in favor of Payee, are collectively (including any amendment, modification, extension or renewal thereof now or hereafter executed in connection therewith or herewith) referred to herein as the "Security Document(s)." This Note is entitled to the benefits of the Security Documents.

                  17. Acceleration. It is hereby expressly agreed that the entire unpaid balance of the Principal Sum shall, at the option of the holder hereof and upon such notice as may be required by this Note or by the Mortgage, become immediately due and payable without necessity for presentment and demand, notice of protest, demand and dishonor or nonpayment of this Note, all of which are hereby expressly waived, upon the happening of any Event of Default or any event by which, under the terms of the Security Document(s), said unpaid balance may or shall become due and payable. Failure to exercise any such option at any time shall not constitute a waiver of the right of the holder hereof to exercise the same in the event of any subsequent default or acceleration event.

                  18. Notices. Except as otherwise provided herein, any notice to be given hereunder shall be in writing and shall be either delivered or sent by first-class registered or certified mail, return receipt requested postage prepaid, addressed (a) if to Maker, to Maker's address set forth on the signature page or (b) if to Payee, at Payee's address set forth above,
Attention: Denise Smyth, or, as to any party, at such other address as shall be designated by such party by notice to the other party given in the manner set forth in this PARAGRAPH and each such notice shall be effective (i) if delivered by hand, at the time of delivery to the address specified in this PARAGRAPH, or
(ii) if given by mail, on the fourth Business Day following the time of mailing in the manner aforesaid, or (iii) on the Business Day immediately following the delivery of such notice to an overnight delivery service.

                  19. Funding Sources. Nothing contained herein shall be deemed to obligate Payee to fund advances hereunder in any particular place or manner; and nothing contained herein shall be deemed to constitute a representation by Payee that it has funded or will fund advances in any particular place or manner.

                  20. Taxes and Attorney's Fees. Maker shall pay to Payee, immediately upon demand, any and all taxes assessed against Payee by reason of its holding of this Note and the receipt by it of interest payments hereunder (other than income, franchise and other similar taxes assessed by the United States Government, any state or any political subdivision of either thereof on such interest payments), and any and all other sums and charges that may at any time become due and payable under the Security Document(s). Maker also promises to pay, on demand, all costs, title insurance premiums, mortgage recording taxes, disbursements and reasonable attorney's fees (including allocated costs of internal counsel of Payee) and disbursements incurred in connection with the negotiation, preparation, and execution of this Note and/or the Security Documents and any other documents and instruments prepared in connection herewith or therewith and the consummation of the transactions contemplated hereby or thereby and the administration of this Loan and in the preservation of rights under, enforcement 'of, this Note and the Security Document(s), any modification, amendment, or consent related thereto and in any suit, action or proceeding to protect or sustain the security interest of the holder of the Security Document(s) and any refinancing or renegotiation of this Note and the Security Document(s).

                  21. No Partnership or Joint Venture. Nothing contained in this Note or elsewhere shall be deemed or construed as creating a partnership or joint venture between Payee and Maker or between Payee and any other person, or cause the holder hereof to be responsible in any way for the debts or obligations of Maker or any other person.

                  22. Waiver. Maker hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note, and expressly agrees that, without in any way affecting the liability of Maker hereunder, Payee may extend the Maturity Date or the time for payment of any amount due hereunder, accept additional security, release any party liable hereunder and release any security now or hereafter securing this Note without in any other way affecting the liability and obligation of Maker or any other Person. Maker further waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note, under the Security Document(s), or on any guaranty or other agreement now or hereafter securing this Note.

                  23. Interest Rate Limitation. Notwithstanding anything contained herein to the contrary, the holder hereof shall never be entitled to receive, collect or apply as interest on the obligation evidenced hereby any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and in the event the holder hereof ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the Principal Sum; and if the Principal Sum is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether the interest paid or payable in any specific case exceeds the highest lawful rate, the holder hereof and Maker shall to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; and (iii) "spread" the total amount of interest throughout the entire contemplated term of the obligation so that the interest rate is uniform throughout said entire term.

                  24. Severability. Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provision hereof, which terms and provisions shall remain binding and enforceable.

                  25. Number and Gender. In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa, if the context so requires.

                  26. Headings. Headings at the beginning of each numbered paragraph of this Note are intended solely for convenience of reference and are not to be deemed or construed to be a part of this Note.

                  27. Governing Law; Submission to Jurisdiction; Waivers, Etc.

                           (a) This Note, which, together with the Security
Documents, sets forth the entire understanding of Maker and Payee with respect to the subject matter hereof, shall be governed by and construed and enforced in accordance with the laws (without giving effect to the conflict of law principals thereof) of the State of New York.

                           (b) Any legal action or proceeding with respect to
this Note or any of the Security Documents may be brought in the courts of the State of New York or the State of New Jersey or, if the requisites of jurisdiction obtain, of the United States of America for the Southern or Eastern District of New York or the District of New Jersey, and, by execution and delivery hereof, Maker hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Nothing herein, however, shall affect the right of Payee to commence legal proceedings or otherwise proceed against Maker in any other jurisdiction. Maker also waives
(a) the right to trial by jury in the event of any litigation to which Payee and Maker are parties in respect of any matter arising under this Note or any of the Security Documents, whether or not such litigation has been commenced in respect of this Note and whether or not other persons are also parties thereto, (b) any claim that New York or Nassau County or the District of New Jersey or any such District is an inconvenient forum and (c) any claim against Payee for consequential, special or punitive damages respecting the Security Documents. Acceptance of this Note by Payee shall be deemed to constitute a waiver by Payee of the right to trial by jury in the event of any litigation in respect of which Maker has waived the right to trial by jury hereunder.

                           (c) No delay on the part of Payee in exercising any
of its options, powers or rights, or partial or single exercise thereof, whether arising hereunder, under the Security Documents or otherwise, shall constitute a waiver thereof or affect any right hereunder or thereunder. No waiver of any of such lights and no modification, amendment or discharge of this Note shall be deemed to be made unless the same shall be in writing, duly signed by Payee and Maker. Each such waiver (if any) shall apply only with respect to the specific instance involved and shall in no way impair the rights of Payee or the obligations of Maker hereunder in any other respect at any other time.

                  28. Brokerage. Payee and Maker each hereby represents to the other that it did not deal with any broker or similar person in connection with this financing.

                  29. Set-off. Maker hereby grants to Payee, a lien, security interest and right of setoff as security for all liabilities and obligations to Payee, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Payee or any entity under the control of FleetBoston Financial Group, Inc., or in transit to any of them. At any time after an event of default, without demand or notice, Payee may set off the same or any part thereof and apply the same to any liability or obligation of Maker even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE PAYEE TO EXERCISE ITS RIGHTS OR REMEDEES WITH RESPECT TO ANY OTHER COLLATERAL WFUCH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHTS OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTBER PROPERTY OF MAKER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

                  30. Limitation on Liability. Notwithstanding anything to the contrary herein or in any of the Security Documents, Payee agrees that, for payment of this Note and any sums owing by Maker under the Security Documents, it will look solely to the assets of Maker and no property or assets of any of Maker's members shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Payee or for any payment required to be made under the Note or for any of the covenants or warranties contained herein; provided that the foregoing provisions of this PARAGRAPH shall not (i) constitute a waiver of any obligation evidenced by this Note, (ii) limit the right of Payee to name Maker as a party defendant in any action or suit for judicial foreclosure and sale under the Mortgage, (iii) affect in any way the validity of, or the rights of Payee with respect to, any guaranty or indemnity agreement given in connection with the loan evidenced hereby, (iv) be applicable to the responsible Person in the event of and to the extent of fraud, misappropriation of funds or other property, or damage to any of the Mortgaged Premises or any other collateral securing this Note or any part thereof intentionally inflicted in bad faith by Maker or any partner, principal, shareholder, officer, director, agent or employee of Maker or any partner or principal of any of the foregoing or (v) be applicable to the liability arising in respect of hazardous materials.

                  31. Late Charge

                  If any installment of interest and/or principal, including the final payment due on the Maturity Date, shall not be paid within ten (10) days after it is due hereunder (whether by acceleration or otherwise), then and in each such event, all such past-due amounts shall be subject to a late penalty, payable on demand, of five cents ($.05) on every dollar ($1.00) not so paid (the "Late Charge"). Such Late Charge shall be in addition to the other interest due thereon and in addition to all other rights and remedies provided herein or by law for the benefit of the holder hereof upon a default; and the acceptance of the same by the holder hereof shall not restrict such holder in any respect in the exercise of any other or further such right or remedy, nor shall the same be deemed to be, as to the holder hereof, a waiver or release of Maker from any of its obligations herein contained or constitute an extension of the time for payments due hereunder.

                  32. Miscellaneous. (a) This Note may not be changed orally but only by an agreement in writing signed by Maker and Payee.

                           (b) Should the indebtedness represented by this Note
or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorney's for collection upon default, Maker agrees to pay, in addition to the principal, interest and others sums due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorney's fees and expenses.

                           (c) Payee reserves the right to assign the Loan
and/or to sell participations in the Loan and Maker and Guarantor agree that their financial statements and other financial information submitted to Payee may be distributed to potential assignees and/or participants. In addition to the other assignment rights provided in this Note, Payee may at any time pledge all or any portion of its rights under the Security Documents including any portion of this Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Payee from its obligations under any of the Security Documents.


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


                           (d) This Note may be signed in counterparts-

                  33. Replacement Documents. Upon receipt of an affidavit of an officer of Payee as to the loss, theft, destruction or mutilation of this Note or any other Security Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of this Note or such other Security Document, Maker will issue, in lieu thereof, a replacement Note or such other Security Document in the same principal amount thereof and otherwise of like tenor.



         IN WITNESS WBEREOF, Maker and Payee have executed and delivered this Note on the day and year first above written.

Address of Maker:

20 Soundview Marketplace              RD ABSESCON ASSOCIATES, L.P.
Port Washington, New York 11050
                                      By:      RD Absecon, Inc., its
                                               general partner



                                      By: ____________________________
                                           Robert Masters, Senior Vice President



Witness:



-------------------------
Agreed and Accepted:

FLEET BANK, NATIONAL ASSOCIATION



By: ____________________
     Name:
     Title:




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